UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 30, 2011

HYPERTENSION DIAGNOSTICS, INC

(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10275 Wayzata Blvd. Suite 310 Minnetonka, MN		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTNMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 9.01 EXHIBITS –

ASSET PURCHASE AGREEMENT

SUBLEASE AGREEMENT

SUBLICENSE AGREEMENT

RETENTION AND SEPARATION AND RELEASE AGREEMENT

SIGNATURE

Item 1.01                      Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2011 (the “Effective Date”), Hypertension Diagnostics, Inc. (“HDI” or the “Company”) entered into and closed a definitive Asset Purchase Agreement (the “Agreement”)  providing  for the sale of selected assets to Cohn Prevention Center, LLC (“CPC”), a Minnesota company.

The terms of the Agreement provide for the sale of selected assets of HDI’s medical device business (namely inventory but excluding cash, accounts receivable, intellectual property, and the public entity).  The Agreement does not limit the ability of CPC to sell the existing inventory of HDI parts/products to any customer or in any market where they can be legally sold.  Additionally, CPC has agreed to assume all warranty and on-going product support required by regulatory agencies.

In connection with the Agreement, CPC paid HDI on the Effective Date a cash payment of $125,000 and issued a secured promissory note to HDI in the amount of either $150,000 in  12 months or $200,000 in 18 months at the discretion of CPC.  Additionally, CPC agreed to pay HDI  a cash payment of $1,200 on each of the first 50 units sold within 30 days of receipt of cash from any unit sale made by CPC.

As required by the Agreement,  HDI and CPC also entered into a Sublicense Agreement on the Effective Date (the “Sublicense Agreement”), pursuant to which HDI grants CPC a limited license which allows the use of HDI’s intellectual property, technology, and technical know-how for the use of its arterial elasticity measurement technology exclusively in CPC clinics and research related exclusively to CPC clinics.  There are currently no official CPC clinics; however, there are three clinics using some or all of the CPC diagnostic protocol located in Minneapolis, MN; Lafayette, LA; and Sarasota, FL..  All other applications of the intellectual property, technology and technical know-how will be retained by HDI for the benefit of HDI. . Any development of a next generation arterial measurement device, however, would be limited exclusively to use and sale within the CPC network of clinics and to research exclusively related to CPC clinics.

CPC and HDI have also entered into a Sublease Agreement as of the Effective Date with CPC for the for Waters II Suite 108 facility on the same pass-through economic terms as HDI has with the existing landlord for the remaining term of HDI’s lease, which expires October 31, 2014.  .

The Chairman of CPC is Jay N. Cohn, a director of the Company.  Dr. Cohn recused himself from the Company’s Board of Directors’ review and approval of the transaction and Dr. Cohn agreed to resign as a Director as of the Effective Date.

HDI’s offices will now be located at:

10275 Wayzata Boulevard
Suite 310
Minnetonka, MN  55305
(952) 545-2776

The Company intends to seek additional opportunities to license its proprietary technology, intellectual property, technical know-how and other core assets, although there is no assurance these efforts will be successful..  HDI will keep the www.hdii.com domain name, all other domain names will be transferred to CPC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26th, Dr. Jay N. Cohn, a director of HDI, resigned as a board member.

On August 26th, Greg H. Guettler, President and a director of HDI, resigned as a board member.

On August 26th, HDI terminated the employment of Greg H. Guettler, President of the Company.   Mr. Guettler has entered into a Retention and Separation and Release Agreement with the Company (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Guettler has agreed to: (i) a full release of any claims against the Company; (ii) abide by certain confidentiality and non-disparagement terms; (iii) receive a payment equivalent to six months of base salary and six months of medical and dental benefits, consistent with his employment agreement.

The Separation Agreement is filed as Exhibit 10.1 hereto, and is incorporated herein by reference

Item 9.01              Exhibit.

(c)   Exhibits.

Exhibit                                                      Description

10.1                            Material Contract – Asset Purchase Agreement

10.2                            Material Contract – Sublease Agreement

10.3                            Material Contract – Sublicense Agreement

10.4                            Material Contract – Retention and Separation and Release Agreement Between Hypertension Diagnostics, Inc. and Greg H. Guettler

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

	By:	/s/ Mark N. Schwartz
Its Chairman of the Board
Dated: August 30, 2011		and Chief Executive Officer